UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

FSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-210129	81-2509654
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

                           (585) 223-9080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 13, 2016, FSB Bancorp, Inc., a Maryland corporation (the “Company”), FSB Community Bankshares, Inc., a federal corporation (“FSB Community”), FSB Community Bankshares, MHC (the “MHC”) and Fairport Savings Bank entered into an Agency Agreement with Sandler O’Neill & Partners, L.P. (“Sandler”), who will assist in the marketing of the Company’s common stock during its stock offering.

For its services in the subscription and community offerings, Sandler will receive a fee of $250,000. In the event a syndicated offering is conducted, the Company will pay fees of 6.0% of the aggregate purchase price of all shares of common stock sold in the syndicated offering to Sandler and any other broker-dealers included in the syndicated offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-210129) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 13, 2016.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01	Other Events

On May 19, 2016, FSB Community announced that the Company, the proposed holding company for Fairport Savings Bank, and the MHC have received approval from the Board of Governors of the Federal Reserve System on May 10, 2016 to commence the second step conversion and offering. In addition, the New York State Department of Financial Services approved the Company’s application to acquire control of Fairport Savings Bank. FSB Community also announced that the registration statement relating to the sale of common stock of the Company was declared effective by the Securities and Exchange Commission on May 13, 2016.

A copy of the press release dated May 19, 2016, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated May 13, 2016, by and among the Company, FSB Community, the MHC, Fairport Savings Bank and Sandler

99.1	Press Release dated May 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB BANCORP, INC.

DATE: May 19, 2016	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
Chief Financial Officer and Chief Operating Officer